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                                                                     Exhibit 5.1

                                        650 Town Center Drive, 20th Floor
                                        Costa Mesa, California  92626-1925
                                        Tel: (714) 540-1235  Fax: (714) 755-8290
                                        www.lw.com

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                                                      Washington, D.C.

Broadcom Corporation                    File No. 035342-0020
16215 Alton Parkway
Irvine, California 92618




         Re:  Broadcom Corporation - Registration Statement on Form S-4


Ladies and Gentlemen:

     In connection with a registration statement on Form S - 4 to be filed by Broadcom Corporation, a California corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on February 20, 2004 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

     You have provided us with a draft of the Registration Statement, in the form in which it will be filed, which includes a prospectus (the "Prospectus"). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the offering by the Company of up to 30,000,000 shares of the Company's Class A common stock, $0.0001 par value per share (the "Securities").

     In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have not independently verified such factual matters.

     We are opining herein as to the effect on the subject transaction only of the federal laws of the United States and the Corporations Code of the State of California, and we express no

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BROADCOM CORPORATION
FEBRUARY 20, 2004
PAGE 2

[LATHAM AND WATKINS LLP LOGO]

opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of California, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state.

     Subject to the foregoing, it is our opinion that, as of the date hereof, the Company has authority pursuant to its Amended and Restated Articles of Incorporation to issue up to an aggregate of 800,000,000 shares of the Securities. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance of shares of the Securities (with such shares, together with all shares previously issued or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 800,000,000 shares) and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for such shares in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and by such resolution, such shares of the Securities will be validly issued, fully paid and nonassessable.

     We assume for purposes of this opinion that the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of California and has the corporate power and authority to issue and sell the Securities.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of the Securities" in the Prospectus included therein.


                                Very truly yours,


                               /s/ Latham & Watkins LLP